        Distribution and Service Plan and Agreement

                            With

             OppenheimerFunds Distributor, Inc.

                   For Class B Shares of

              Oppenheimer Multi Cap Value Fund

This  Distribution  and  Service  Plan  and  Agreement  (the
"Plan")  is dated as of the 8th day of  November,  2002,  by and between  Oppenheimer  Multi Cap Value Fund (the  "Fund")
and OppenheimerFunds Distributor, Inc. (the "Distributor").

1.    The   Plan.   This   Plan   is  the   Fund's   written
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distribution  and  service  plan for  Class B shares  of the
Fund (the "Shares"),  designed to comply with the provisions of Rule 12b-1,  as it may be amended  from time to time (the
"Rule"),  under  the  Investment  Company  Act of 1940  (the
"1940   Act").   Pursuant   to  this   Plan  the  Fund  will
compensate  the  Distributor  for its services in connection with the  distribution of Shares,  and the personal  service and  maintenance  of  shareholder  accounts that hold Shares
("Accounts").   The   Fund   may  act  as   distributor   of
securities of which it is the issuer,  pursuant to the Rule,
according  to  the  terms  of  this  Plan.   The  terms  and
provisions of this Plan shall be interpreted  and defined in a manner  consistent  with the  provisions  and  definitions contained  in (i) the Fund's  Registration  Statement,  (ii)
the 1940 Act, (iii) the Rule,  (iv) Rule 2830 of the Conduct
Rules of the National  Association  of  Securities  Dealers,
Inc.,  or any amendment or successor to such rule (the "NASD
Conduct Rules") and (v) any conditions  pertaining either to distribution-related  expenses or to a plan of  distribution to which  the Fund is  subject  under any order on which the
Fund relies,  issued at any time by the U.S.  Securities and
Exchange Commission ("SEC").

2.    Definitions.  As  used  in this  Plan,  the  following
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terms shall have the following meanings:

      (a)   "Recipient" shall mean any broker,  dealer, bank
or  other   person  or  entity   which:   (i)  has  rendered
assistance  (whether direct,  administrative or both) in the
distribution  of  Shares  or  has  provided   administrative
support  services  with  respect to Shares held by Customers
(defined  below) of the  Recipient;  (ii) shall  furnish the
Distributor  (on behalf of the Fund)  with such  information as the Distributor  shall reasonably  request to answer such questions as may arise  concerning  the sale of Shares;  and
(iii)  has  been  selected  by the  Distributor  to  receive payments under the Plan.

      (b)   "Independent  Trustees"  shall mean the  members
of the  Fund's  Board of  Trustees  who are not  "interested persons"  (as  defined  in the 1940 Act) of the Fund and who have  no  direct  or  indirect  financial  interest  in  the operation of this Plan or in any agreement  relating to this
Plan.

       (c)  "Customers"  shall mean such  brokerage or other
customers  or  investment  advisory  or other  clients  of a
Recipient,  and/or  accounts  as  to  which  such  Recipient provides  administrative  support services or is a custodian or other fiduciary.

      (d)   "Qualified  Holdings"  shall  mean,  as  to  any
Recipient,  all Shares owned  beneficially  or of record by:
(i) such Recipient, or (ii) such Recipient's Customers,  but in no event  shall any such  Shares be deemed  owned by more than one  Recipient  for purposes of this Plan. In the event that more than one person or entity would otherwise  qualify as Recipients as to the same Shares,  the Recipient which is the dealer of record on the Fund's  books as  determined  by the  Distributor  shall be deemed the  Recipient  as to such
Shares for purposes of this Plan.

3.    Payments   for    Distribution    Assistance    and
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Administrative Support Services.
--------------------------------

      (a)   Payments to the  Distributor.  In  consideration
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of the payments  made by the Fund to the  Distributor  under this Plan,  the  Distributor  shall  provide  administrative support  services and  distribution  assistance  services to the Fund.  Such  services  include  distribution  assistance and  administrative  support services rendered in connection with  Shares (1) sold in purchase  transactions,  (2) issued in  exchange  for shares of another  investment  company for
which   the    Distributor    serves   as   distributor   or
sub-distributor,  or  (3)  issued  pursuant  to  a  plan  of reorganization  to which  the Fund is a party.  If the Board
believes   that  the   Distributor   may  not  be  rendering
appropriate   distribution   assistance  or   administrative
support  services  in  connection  with the sale of  Shares, then the  Distributor,  at the  request of the Board,  shall
provide   the  Board   with  a   written   report  or  other
information  to verify  that the  Distributor  is  providing appropriate  services  in this  regard.  For such  services,
the  Fund  will   make  the   following   payments   to  the
Distributor:

            (i)   Administrative   Support   Services  Fees.
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Within  forty-five  (45)  days of the  end of each  calendar quarter,  the  Fund  will  make  payments  in the  aggregate amount of 0.25% on an  annual  basis of the  average  during that  calendar  quarter of the  aggregate net asset value of the Shares  computed  as of the close of each  business  day
(the  "Service  Fee").  Such Service Fee  payments  received from the Fund will  compensate the Distributor for providing administrative  support  services  with respect to Accounts.
The  administrative  support  services  in  connection  with
Accounts  may  include,  but shall not be  limited  to,  the administrative  support services that a Recipient may render as described in Section 3(b)(i) below.

            (ii) Distribution  Assistance Fees (Asset-Based
                 -------------------------------------------
Sales  Charge).  Within  ten  (10)  days  of the end of each
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month,  the Fund will make payments in the aggregate  amount of 0.75% on an annual basis of the average  during the month of the  aggregate  net asset value of Shares  computed as of the  close  of each  business  day (the  "Asset-Based  Sales
Charge")  outstanding  until such Shares are  repurchased or converted to another class of shares of the Fund,  provided, however,  that a majority of the  Independent  Trustees may, but are not  obligated  to,  set a time  period  (the  "Fund
Maximum  Holding   Period")  from  time  to  time  for  such
payments.  Such Asset-Based  Sales Charge payments  received from the Fund will  compensate the Distributor for providing distribution  assistance  in  connection  with  the  sale of
Shares.

            The  distribution  assistance  to be rendered by
the  Distributor in connection  with the Shares may include, but shall not be  limited  to,  the  following:  (i)  paying sales  commissions  to any  broker,  dealer,  bank or  other person or entity  that  sells  Shares,  and/or  paying  such persons  "Advance  Service Fee Payments" (as defined  below)
in advance of, and/or in amounts  greater  than,  the amount provided for in Section 3(b) of this Agreement;  (ii) paying
compensation   to  and   expenses   of   personnel   of  the
Distributor   who   support   distribution   of   Shares  by
Recipients;  (iii)  obtaining  financing or  providing  such financing from its own resources, or from an affiliate,  for the interest and other borrowing costs of the  Distributor's unreimbursed  expenses  incurred in  rendering  distribution assistance and administrative  support services to the Fund;
and (iv) paying other direct distribution  costs,  including
without   limitation   the   costs  of   sales   literature,
advertising and prospectuses  (other than those prospectuses
furnished   to  current   holders   of  the  Fund's   shares
("Shareholders"))   and  state   "blue   sky"   registration
expenses.

      (b)   Payments  to  Recipients.   The  Distributor  is
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authorized   under   the   Plan   to  pay   Recipients   (1)
distribution  assistance  fees  for  rendering  distribution assistance in connection  with the sale of Shares and/or (2)
service fees for rendering  administrative  support services with respect to Accounts.  However,  no such payments  shall be made to any  Recipient  for any such quarter in which its
Qualified  Holdings  do not equal or  exceed,  at the end of
such  quarter,   the  minimum  amount  ("Minimum   Qualified
Holdings"),  if any,  that may be set from time to time by a majority  of the  Independent  Trustees.  All  fee  payments made by the  Distributor  hereunder are subject to reduction or  chargeback  so that the  aggregate  service fee payments and Advance  Service  Fee  Payments do not exceed the limits on payments to  Recipients  that are, or may be,  imposed by the NASD  Conduct  Rules.  The  Distributor  may  make  Plan payments to any "affiliated  person" (as defined in the 1940
Act) of the Distributor if such affiliated  person qualifies as a Recipient  or retain such  payments if the  Distributor qualifies as a Recipient.

            (i)  Service  Fee.  In   consideration   of  the
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administrative  support  services  provided  by a  Recipient during  a  calendar  quarter,  the  Distributor  shall  make service fee  payments to that  Recipient  quarterly,  within forty-five  (45) days of the end of each  calendar  quarter, at a rate  not to  exceed  0.25% on an  annual  basis of the average  during the calendar  quarter of the  aggregate  net asset  value of  Shares,  computed  as of the  close of each
business  day,   constituting   Qualified   Holdings   owned
beneficially  or of  record  by  the  Recipient  or  by  its
Customers for a period of more than the minimum  period (the
"Minimum  Holding  Period"),  if any,  that  may be set from time to time by a majority of the Independent Trustees.

            Alternatively,  the Distributor may, at its sole
option,  make the  following  service  fee  payments  to any
Recipient quarterly,  within forty-five (45) days of the end
of  each  calendar   quarter:   (i)  "Advance   Service  Fee
Payments"  at a rate  not to  exceed  0.25%  of the  average during  the  calendar  quarter  of the  aggregate  net asset value of Shares,  computed  as of the close of  business  on
the  day  such  Shares  are  sold,   constituting  Qualified
Holdings,  sold by the  Recipient  during  that  quarter and owned  beneficially  or of record by the Recipient or by its
Customers,  plus (ii)  service fee payments at a rate not to exceed  0.25% on an annual  basis of the average  during the calendar  quarter  of  the  aggregate  net  asset  value  of
Shares,  computed  as of the  close  of each  business  day, constituting  Qualified  Holdings owned  beneficially  or of record by the  Recipient or by its Customers for a period of more than one (1) year.  At the  Distributor's  sole option, the  Advance  Service  Fee  Payments  may be made more often than  quarterly,  and  sooner  than the end of the  calendar quarter.  In the event  Shares  are  redeemed  less than one year after the date such Shares were sold,  the Recipient is obligated to and will repay the  Distributor on demand a pro rata portion of such Advance Service Fee Payments,  based on the  ratio  of the time  such  Shares  were  held to one (1)
year.

            The   administrative   support  services  to  be
rendered by Recipients  in connection  with the Accounts may include,  but  shall  not  be  limited  to,  the  following:
answering routine inquiries  concerning the Fund,  assisting
in  the   establishment   and  maintenance  of  accounts  or
sub-accounts  in the Fund and  processing  Share  repurchase
transactions,   making  the  Fund's   investment  plans  and
dividend  payment  options  available,  and  providing  such other  information  and  services  in  connection  with  the rendering of personal  services  and/or the  maintenance  of
Accounts,  as the  Distributor  or the Fund  may  reasonably request.

            (ii) Distribution  Assistance Fees (Asset-Based
                 -------------------------------------------
Sales  Charge)   Payments.   In  its  sole   discretion  and
-------------------------
irrespective  of  whichever  alternative  method  of  making service  fee  payments  to  Recipients  is  selected  by the
Distributor,   in   addition   the   Distributor   may  make
distribution   assistance   fee   payments  to  a  Recipient
quarterly,  within  forty-five  (45)  days  after the end of each  calendar  quarter,  at a rate  not to  exceed  0.1875%
(0.75%  on an  annual  basis)  of  the  average  during  the calendar  quarter of the aggregate net asset value of Shares computed as of the close of each  business day  constituting
Qualified  Holdings owned  beneficially  or of record by the
Recipient   or  its   Customers   until   such   Shares  are
repurchased  or converted to another  class of shares of the
Fund, provided,  however, that a majority of the Independent
Trustees  may, but are not  obligated  to, set a time period
(the  "Recipient  Maximum  Holding  Period") for making such payments.  Distribution  assistance  fee  payments  shall be made only to Recipients  that are registered with the SEC as a broker-dealer or are exempt from registration.

            The  distribution  assistance  to be rendered by
the  Recipients  in  connection  with the sale of Shares may include,  but  shall  not  be  limited  to,  the  following:
distributing  sales literature and  prospectuses  other than
those   furnished   to   current   Shareholders,   providing
compensation  to and paying  expenses  of  personnel  of the
Recipient  who  support  the  distribution  of Shares by the
Recipient,   and  providing  such  other   information   and
services in connection  with the  distribution  of Shares as the Distributor or the Fund may reasonably request.

      (c)   A majority of the  Independent  Trustees  may at
any time or from time to time  increase or decrease the rate of fees to be paid to the  Distributor  or to any Recipient, but not to exceed the rates set forth above,  and/or  direct the  Distributor  to  set,  eliminate  or  modify  the  Fund
Maximum  Holding Period,  any Minimum  Holding  Period,  the
Recipient   Maximum   Holding   Period  and/or  any  Minimum
Qualified  Holdings  and/or  to split  requirements  so that different  time  periods  apply to shares that are  afforded
different   shareholder   privileges   and   features.   The
Distributor  shall  notify  all  Recipients  of any  Minimum
Qualified  Holdings,  Maximum  Holding  Period  and  Minimum
Holding  Period  that  are   established  and  the  rate  of
payments  hereunder  applicable  to  Recipients,  and  shall provide each  Recipient  with written  notice  within thirty
(30) days  after any change in these  provisions.  Inclusion of such  provisions  or a  change  in such  provisions  in a
revised   current   prospectus,   Statement  of   Additional
Information   or  supplement  to  either  shall   constitute
sufficient notice.

      (d)   The  Service  Fee  and  the  Asset-Based   Sales
Charge on Shares are  subject to  reduction  or  elimination under the limits that apply to such fees and  charges  under the NASD  Conduct  Rules  relating  to sales  of  shares  of open-end funds.

      (e)   Under  the  Plan,  payments  may also be made to
Recipients:  (i) by OppenheimerFunds,  Inc. ("OFI") from its own resources  (which may include  profits  derived from the advisory  fee it  receives  from the  Fund),  or (ii) by the
Distributor  (a subsidiary of OFI),  from its own resources, from Asset-Based  Sales Charge payments or from the proceeds of its borrowings,  in either case, in the discretion of OFI or the Distributor, respectively.

      (f)   Recipients  are intended to have certain  rights
as  third-party  beneficiaries  under this Plan,  subject to the  limitations  set forth below. It may be presumed that a
Recipient   has   provided   distribution    assistance   or
administrative   support  services  qualifying  for  payment
under the Plan if it has  Qualified  Holdings of Shares that entitle  it to  payments  under the Plan.  In the event that either the  Distributor  or the Board  should have reason to
believe  that,   notwithstanding   the  level  of  Qualified
Holdings,  a  Recipient  may  not be  rendering  appropriate distribution  assistance  in  connection  with  the  sale of
Shares or  administrative  support  services  for  Accounts, then the  Distributor,  at the  request of the Board,  shall require the  Recipient to provide a written  report or other information  to verify  that  said  Recipient  is  providing appropriate  distribution assistance and/or services in this regard.  If the  Distributor  or the Board of Trustees still is not  satisfied  after the receipt of such report,  either may take  appropriate  steps to  terminate  the  Recipient's status as such under the Plan,  whereupon  such  Recipient's
rights  as  a  third-party   beneficiary   hereunder   shall
terminate.  Additionally, in their discretion, a majority of the Fund's  Independent  Trustees at any time may remove any broker,  dealer,  bank  or  other  person  or  entity  as  a
Recipient,  where upon such person's or entity's rights as a
third-party     beneficiary    hereof    shall    terminate.
Notwithstanding  any other provision of this Plan, this Plan does not  obligate  or in any way make  the Fund  liable  to make any payment  whatsoever  to any person or entity  other than directly to the  Distributor.  The  Distributor  has no
obligation   to  pay  any  Service   Fees  or   Distribution
Assistance  Fees to any Recipient if the Distributor has not
received payment of Service Fees or Distribution  Assistance
Fees from the Fund.

4.    Selection  and  Nomination  of  Trustees.  While  this
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Plan is in effect,  the selection and  nomination of persons to be Trustees of the Fund who are not "interested  persons"
of the Fund  ("Disinterested  Trustees")  shall be committed to the discretion of the incumbent  Disinterested  Trustees.
Nothing  herein shall  prevent the  incumbent  Disinterested
Trustees from  soliciting  the views or the  involvement  of others  in  such  selection  or  nominations  as long as the final  decision  on any such  selection  and  nomination  is approved  by  a  majority  of  the  incumbent  Disinterested
Trustees.

5.    Reports.  While this Plan is in effect,  the Treasurer
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of the Fund  shall  provide  written  reports  to the Fund's
Board for its review,  detailing  the amount of all payments made under this Plan and the purpose for which the  payments were made.  The  reports  shall be provided  quarterly,  and shall  state  whether  all  provisions  of Section 3 of this
Plan have been complied with.

6.    Related  Agreements.  Any  agreement  related  to this
      -------------------
Plan shall be in writing and shall  provide  that:  (i) such agreement may be terminated at any time,  without payment of any  penalty,  by a vote of a  majority  of the  Independent
Trustees  or by a vote of the  holders of a  "majority"  (as defined in the 1940 Act) of the Fund's  outstanding  Class B voting shares;  (ii) such  termination  shall be on not more than sixty  days'  written  notice to any other party to the
agreement;   (iii)  such   agreement   shall   automatically
terminate  in the event of its  "assignment"  (as defined in the 1940  Act);  (iv) such  agreement  shall go into  effect when  approved  by a vote of the Board  and its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such agreement;  and (v) such agreement  shall, unless  terminated  as herein  provided,  continue in effect from  year to year  only  so  long  as such  continuance  is specifically  approved  at least  annually  by a vote of the
Board  and its  Independent  Trustees  cast in  person  at a
meeting   called   for  the   purpose   of  voting  on  such
continuance.

7.    Effectiveness,    Continuation,   Termination   and
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Amendment.  This  Plan  has been  approved  by a vote of the
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Board  and its  Independent  Trustees  cast in  person  at a meeting  called on  October  21,  2002,  for the  purpose of voting  on  this  Plan.  Unless  terminated  as  hereinafter provided,  it shall  continue in effect until renewed by the
Board in accordance  with the Rule and thereafter  from year to year or as the Board may otherwise  determine but only so long as such  continuance is specifically  approved at least annually  by  a  vote  of  the  Board  and  its  Independent
Trustees cast in person at a meeting  called for the purpose of voting on such continuance.

      This Plan may not be  amended to  increase  materially
the amount of payments  to be made under this Plan,  without approval  of the Class B  Shareholders  at a meeting  called for  that  purpose,  and  all  material  amendments  must be approved  by a vote  of  the  Board  and of the  Independent
Trustees.

      This Plan may be  terminated  at any time by vote of a
majority of the  Independent  Trustees or by the vote of the holders of a "majority"  (as defined in the 1940 Act) of the
Fund's  outstanding  Class B voting shares.  In the event of such  termination,  the Board and its  Independent  Trustees shall determine  whether the  Distributor  shall be entitled to payment  from the Fund of all or a portion of the Service
Fee  and/or  the  Asset-Based  Sales  Charge in  respect  of
Shares sold prior to the effective date of such termination.

8.    Disclaimer of Shareholder and Trustee  Liability.  The
      -------------------------------------------------
Distributor  understands  that the  obligations  of the Fund under  this  Plan  are  not  binding  upon  any  Trustee  or shareholder of the Fund  personally,  but bind only the Fund and the Fund's  property.  The  Distributor  represents that it has notice of the provisions of the  Declaration of Trust of the Fund  disclaiming  Trustee and shareholder  liability for acts or obligations of the Fund.

                              Oppenheimer  Multi  Cap  Value
                              Fund

                                   /s/ Robert G. Zack
                              By:
                        -------------------------------------
                                   Robert G. Zack
                                   Secretary

                              OppenheimerFunds  Distributor,
                        Inc.

                                   /s/ Katherine P. Feld
                              By:
                        -------------------------------------
                                   Katherine P. Feld
                                   Vice President